CERTIFICATIONS UNDER SECTION 302

I, Charles Bentz, certify that:

1.  I have reviewed this annual report on Form 10-K/A of Zoo Entertainment, Inc.; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2009	By:	/s/ Charles Bentz

Chief Financial Officer
(Principal Financial Officer)